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Exhibit 7.



                                   April 28, 1999



United Investors Life Insurance Co.
2001 Third Avenue South
Birmingham, AL 35233

     RE: United Investors Life Variable Account File No.  33-11465

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 14 to Form S-6 Registration Statement for the United Investors Life Variable Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                    Very truly yours,

                                    SUTHERLAND ASBILL & BRENNAN LLP



                                    By: /s/ Frederick R. Bellamy
                                        ----------------------------
                                        Frederick R. Bellamy

FRB:dk